EXHIBIT 99.1

Jameson Inns, Inc.	PRESS RELEASE

8 Perimeter Center East, Suite 8050                 Atlanta, Georgia 30346             (770) 481-0305             FAX (770) 901-9550

FOR IMMEDIATE RELEASE

August 13, 2003

Investor Relations Contact:	Alexander Lagerborg EPOCH Financial alagerborg@epochfinancial.com (888) 917-5146

Jameson Inns, Inc. Reports Second Quarter 2003 Financial Results

ATLANTA—Jameson Inns, Inc. (NASDAQ:JAMS), a hotel real estate investment trust (REIT), and owner of Jameson Inn and Signature Inn hotels, today announced financial results for the quarter ended June 30, 2003.

Net income before dividends to preferred shareholders decreased from $1,525,000 for second quarter 2002 to $1,404,000 for second quarter 2003. The Company reported a net loss attributable to common stockholders of ($263,000) or ($0.02) per share of common stock for second quarter 2003 versus a net loss of ($142,000) or ($0.01) per share of common for second quarter 2002.

For second quarter 2003 funds from operations (FFO) was $4,231,000 or $0.36 per diluted share of common stock compared to FFO of $4,322,000 or $0.36 per diluted share of common stock, for the same quarter in 2002. The Company believes this supplemental “non-GAAP” measure of operating performance is meaningful but should not be considered an alternative to accounting principles generally accepted in the United States.

Combined revenue per available room (REVPAR), another supplemental non-GAAP measure used by management, for all of the Company’s Inns was $32.22 for second quarter 2003, down $0.60, or 1.8%, from second quarter 2002 due to a decrease in occupancy from 55.3% to 54.8%. REVPAR for the Jameson Inn brand decreased 0.4% to $34.29 for second quarter 2003 compared to $34.43 for second quarter 2002, resulting from a decrease in occupancy to 58.8% from 59.8% offset by a 1.3% increase in average daily rate. REVPAR for the Signature Inn brand decreased 5.3% to $28.32 for second quarter 2003 compared to $29.90 for second quarter 2002, due to a 5.8% decrease in average daily rate offset slightly by an increase on occupancy from 47.0% to 47.3%.

Lease revenues earned from Kitchin Hospitality, LLC, the company that leases and operates the Inns, decreased $126,000 for the quarter compared to the same quarter in 2002 due primarily to a decrease in REVPAR and a decrease in room nights available from the Jameson Inns compared to the same period in 2002. Lease revenues earned from the Signature Inns, consisting of only base rent for both periods, decreased slightly as a result of the sales of one Signature Inn during first quarter 2003 and one Signature Inn during second quarter 2002.

“While our REVPAR was down 1.8% for the second quarter, our combined brands performed better than the hotel industry which was down 3.2%, and better than the economy segment which was down 3.3% according to Smith Travel Research”, said Mr. Tom Kitchin, CEO.

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Funds from Operations

We believe FFO to be a meaningful measure of operating performance because this measure negates the effects of depreciation and the one-time effects of disposals. However, it should not be considered an alternative to accounting principles generally accepted in the United States. We calculate FFO for all periods consistent with the National Association of Real Estate Investment Trusts, Inc. definition from their White Paper issued in April 2002. FFO has been calculated as net income attributable to common stockholders before depreciation expense, gains or losses on disposal of depreciable real estate assets, and impairment losses of real estate assets. However, FFO as presented in this table may not be comparable to similarly titled measures presented by other companies. The following table illustrates our calculation of funds from operations for the three and six months ended June 30, 2003 and 2002.

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
	(dollars in thousands)
Net loss available to common stockholders	$(263)	$(142)	$(2,546)	$(2,895)
Depreciation expense	4,494	4,944	9,223	10,062
(Gain) loss on disposal of operating property and equipment	—	480	3	426

FFO	$4,231	$4,322	$6,674	$6,741

2003 Guidance

In light of the operating results of the Company for the first six months of 2003, FFO per diluted share of common stock for full year 2003 is anticipated to be within the range of $1.10 to $1.20. Previous guidance provided by the Company was in a range of $1.15 to $1.25 per FFO diluted share.

Properties

On June 30, 2003, the Company owned 96 Jameson Inns and 24 Signature Inns, compared to 96 Jameson Inns and 25 Signature Inns at December 31, 2002. The Company completed the expansion of one existing Jameson Inn and sold one Signature Inn during the first quarter of 2003. Our 120 operating properties are located in the following fourteen states:

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	Jameson Inns		Signature Inns		Combined Brands
State	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Rooms %
Alabama	18	955	—	—	18	955	11.7%
Florida	6	390	—	—	6	390	4.8%
Georgia	25	1,351	—	—	25	1,351	16.5%
Illinois	—	—	3	372	3	372	4.5%
Indiana	—	—	14	1,594	14	1,594	19.5%
Iowa	—	—	1	119	1	119	1.5%
Kentucky	1	67	2	238	3	305	3.7%
Louisiana	3	213	—	—	3	213	2.6%
Mississippi	6	351	—	—	6	351	4.3%
N. Carolina	14	675	—	—	14	675	8.3%
Ohio	—	—	3	380	3	380	4.6%
S. Carolina	10	568	—	—	10	568	7.0%
Tennessee	11	656	1	124	12	780	9.5%
Virginia	2	122	—	—	2	122	1.5%

Total	96	5,348	24	2,827	120	8,175	100.0%

The Company invested approximately $2.1 million into refurbishing projects and product upgrades on existing hotels during the first six months of 2003. The Company is currently anticipating full year 2003 capital expenditures of approximately $4.4 million.

Long-term Debt

At June 30, 2003, the Company had total indebtedness of $217.0 million compared to $222.8 million at December 31, 2002, a reduction in debt of $5.8 million. During the first six months of 2004, the Company made scheduled long-term debt payments of $4.9 million and further reduced debt by $2.3 million by retiring debt secured by an Inn that was sold during the first quarter of 2003. The Company refinanced one hotel loan resulting in a $1.1 million increase in indebtedness to the Company. The Company anticipates full year 2003 required principal repayments of approximately $10.1 million.

At June 30, 2003, approximately $184.4 million of our outstanding debt is adjustable rate debt with scheduled interest rate adjustments during 2003 following the prime rate or one-year Treasury Index as follows:

	Amount (in millions)	Weighted Average Interest Rate at Adjustment Date
Adjustment Date
January 2003	$28.9	5.2%
February 2003	17.8	5.2%
March 2003	4.9	4.5%
April 2003	38.2	4.6%
May 2003	3.4	4.2%
July 2003	48.2	5.1%
September 2003	4.4	7.5%
October 2003	17.5	4.8%
Adjusts Daily	21.1	3.6%

Total	$184.4

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During the first six months of 2003, the weighted average interest rate on all debt was 5.4% compared to 6.4% during the same period in 2002, a reduction of 100 basis points.

Dividends

On June 26, 2003, the Company announced a quarterly dividend of $0.5781 per share for Series A Preferred Stock and $0.425 per share for Series S Preferred Stock. These dividends were paid on July 21, 2003 to shareholders of record on June 30, 2003.

On July 28, 2003, the Company announced a quarterly dividend of $0.05 per common share. The dividend is payable on August 20, 2003, to shareholders of record on August 4, 2003. The Company’s future decisions to pay a common dividend will be determined each quarter based upon the operating results of that quarter, current economic conditions, and other recent operating trends.

Earnings Conference Call

The Company will hold a second quarter earnings conference call at 10:00 am eastern time today, August 13, 2003. You may listen to a simultaneous webcast of the conference call by accessing the Investor Relations section of the Company’s website. To listen to the call, dial 1-973-935-2100 and ask for the Jameson Inns, Inc. second quarter earnings conference call hosted by Mr. Tom Kitchin. A replay of the conference call will be archived on our website until August 29th and by telephone until August 20th by calling 1-973-341-3080 and requesting call number 4044327.

Jameson Inns, Inc. is a REIT that owns the Jameson Inn and Signature Inn limited service hotel properties. For more information about Jameson Inns, Inc., visit the Company’s website at www.jamesoninns.com.

Forward-Looking Statements

Certain matters discussed in this press release are forward-looking statements within the meaning of federal securities regulations. All forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual transactions, results, performance or achievements to be materially different from any future transactions, results, performance or achievements expressed or implied by such forward-looking statements. General economic conditions, competition, and governmental actions will affect future transactions, results, performance, and achievements. These risks are presented in detail in our filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that our expectations will be attained or that any deviations will not be material. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

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Condensed Statements of Operations	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Lease Revenue	$11,375,659	$11,501,360	$21,184,431	$21,196,503
Property and Other Taxes	1,062,530	933,291	2,249,508	1,726,134
Insurance	502,251	357,739	991,002	676,228
Depreciation	4,494,902	4,885,062	9,222,381	9,924,257
General and Administrative Expenses	682,585	589,711	1,383,698	1,130,151
Early Extinguishment of Debt	—	45,711	106,386	57,645
Interest Expense, Net	3,175,393	3,744,034	6,474,374	7,826,966
Other (Income) Expense	53,915	(4,580)	45,767	(5,093)

Income (Loss) Before Discontinued Operations and Gain on Sale of Assets	1,404,083	950,392	711,315	(139,785)
Gain on Disposal of Real Estate	—	480,893	—	426,141
Gain on Sale of Land	—	7,970	35,921	7,970

Income From Continuing Operations	1,404,083	1,439,255	747,236	294,326
Income from Discontinued Operations	—	86,038	38,206	144,641
Gain on Sale of Discontinued Operations	—	—	3,411	—

Net Income	1,404,083	1,525,293	788,853	438,967
Less Preferred Stock Dividends	1,667,190	1,667,190	3,334,380	3,334,380

Net Loss Attributable to Common Shareholders	$(263,107)	$(141,897)	$(2,545,527)	$(2,895,413)

Per common share (basic and diluted):
Loss before discontinued operations (net of preferred dividends)	$(0.02)	$(0.02)	$(0.23)	$(0.27)
Income from discontinued operations	—	0.01	—	0.01

Net loss attributable to common stockholders	$(0.02)	$(0.01)	$(0.23)	$(0.26)

Funds From Operations (FFO)	$4,231,795	$4,322,204	$6,673,443	$6,741,263

FFO Per Common Share—Diluted	$0.36	$0.36	$0.57	$0.57

Weighted Average Shares:
Basic	11,292,871	11,245,797	11,283,404	11,239,470
Diluted (a)	11,664,371	11,866,771	11,654,904	11,870,647

Condensed Balance Sheets		June 30, 2003	December 31, 2002
Property and Equipment, Net		$305,769,788	$315,182,881
Cash		2,373,951	3,832,477
Restricted Cash		1,171,515	1,449,825
Receivable from Affiliate		3,962,136	1,489,814
Other Assets, Net		4,317,932	4,552,450
Total Assets		317,595,322	326,507,447
Mortgage Notes Payable		217,048,160	222,820,439
Other Liabilities		3,455,511	3,151,329
Preferred Stock Dividends Payable		1,667,604	1,667,197
Total Shareholders’ Equity		95,424,047	98,868,482

(a)	weighted average shares on a diluted basis are for a calcultion of FFO only.

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Selected Hotel Operating Statistics	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Jameson Inns
All Inns:
Occupancy Rate	58.8%	59.8%	54.7%	54.8%
Average Daily Rate	$58.31	$57.58	$58.33	$57.62
REVPAR	$34.29	$34.43	$31.89	$31.58

Signature Inns
All Inns:
Occupancy Rate	47.3%	47.0%	41.1%	41.3%
Average Daily Rate	$59.89	$63.61	$59.79	$62.61
REVPAR	$28.32	$29.90	$24.60	$25.84

Combined Brands
All Inns:
Occupancy Rate	54.8%	55.3%	50.0%	50.0%
Average Daily Rate	$58.78	$59.40	$58.75	$59.09
REVPAR	$32.22	$32.82	$29.36	$29.53

“All Inns” refers to our Inns, which were operating at anytime during each period, including sold hotels up to the date of sale.

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